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											Exhibit A-4

CODE OF REGULATIONS
OF
WEST OHIO GAS COMPANY


ARTICLE I
OFFICES

	Section 1.	PRINCIPAL OFFICE.  The principal office of the
corporation shall be at such place in the City of Lima, Ohio, as may be designated from time to time by the Board of Directors.

	Section 2.	OTHER OFFICES.  The corporation may also have offices
at such other places without, as well as within, the State of Ohio as the Board of Directors may from time to time determine.


ARTICLE II
MEETINGS OF SHAREHOLDERS

	Section 1.	ANNUAL MEETING.  The annual meeting of the stockholders
of the corporation shall be held between April 1st and April 30th, in each year, on a date to be fixed by the Board of Directors.

	Section 2.	SPECIAL MEETINGS.  Special meetings of the shareholders
may be called at any time by the President or a Vice President or a majority of the Board of Directors acting with or without a meeting, or the holder or holders of one-fourth of all shares outstanding and entitled to vote thereat.

	Section 3.	PLACE OF MEETING.  Meeting of shareholders shall be
held at the office of the corporation in the City of Lima, Ohio, unless the Board of Directors decides that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

	Section 4.	NOTICES OF MEETINGS.  Unless waived, a written, printed
or typewritten notice of each annual or special meeting stating the day, hour, and place and the purpose or purposes thereof shall be served upon or mailed to each shareholder of record entitled to vote or entitled to notice, not more than thirty (30) days nor less than fifteen (15) days before any such meeting. If mailed, it shall be directed to a shareholder at his address as the same appears upon the records of the corporation.










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	A notice of a meeting called for the purpose of considering, authorizing, approving or ratifying all or any of the contracts, transactions or acts of the corporation or of the Board of Directors or of any committee thereof or of any officer or director shall be sufficient if the purpose is stated in general terms without specification of the particular contracts, acts or transactions.

		All notices with respect to any shares of record in the names of two or more persons may be given to whichever of such persons is named first on the books of the corporation and notice so given shall be effective as to all the holders of record of such shares.

Every person who by operation of law, transfer, transmission, or by any other means whatsoever shall become entitled to any share or right or interest therein, shall be bound by every notice in respect of such share which, previously to his name and address being entered upon the books of the corporation as the registered holder of such share, shall have been given to the person in whose name such share appears of record.

	Section 5.	WAIVER OF NOTICE.  Any shareholder, either before or
after any meeting, may waive any notice required to be given by law or under these Regulations; and whenever all of the shareholders entitled to vote shall meet in person or by proxy and consent to holding a meeting, it shall be valid for all purposes without call or notice, and at such meeting any action may be taken.

	Section 6.	QUORUM.  The holders of a majority of the stock issued
and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business at all meetings of the stockholders except as otherwise provided by law.



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				At any meeting at which a quorum is present, all
questions and business which shall come before the meeting shall be determined by the vote of the holders of a majority of the voting shares represented by shareholders present in person or by proxy, except when a different proportion is required by law, the Articles of Incorporation, or these Regulations.

				At any meeting, whether a quorum is present or not, the
holders of a majority of the voting shares represented by shareholders present in person or by proxy may adjourn from time to time and from place to place without notice other than by announcement at the meeting.  At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified or held.

	Section 7.	PROXIES.  Any shareholder of record who is entitled to
attend a shareholders' meeting, or to vote thereat or to assent or give consents in writing, shall be entitled to be represented at such meeting or to vote thereat or to assent or give consents in writing, as the case may be, or to exercise any other of his rights, by proxy or proxies appointed by a writing signed by such shareholder, which need not be sealed, witnessed or acknowledged.

				A telegram, cablegram, wireless message or photogram
appearing to have been transmitted by a shareholder, or a photograph, photostatic or equivalent reproduction of a writing appointing a proxy or proxies shall be a sufficient writing.

				No appointment of a proxy shall be valid after the
expiration of eleven months after it is made, unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

				Unless the writing appointing a proxy or proxies
otherwise provides:

				(1)	In case two or more persons are appointed and but
one attends the meeting, he may exercise all the authority, subject, however, to the provision of subparagraph (4) hereof;



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				(2)	In case three or more persons are so appointed, a
majority of such persons may exercise all the authority;

				(3)	In case an even number of persons so appointed
shall attend the meeting or otherwise exercise the authority granted, and it appears that they are divided upon the question of voting such shares, or exercising the authority granted, each shall be entitled to vote or exercise such authority in respect to an equal number of shares;

				(4)	Each and every proxy shall have power of
substitution, and when three or more persons are appointed, a majority of them or their respective substitutes may appoint a substitute or substitutes to act for all;

				(5)	A writing appointing a proxy shall not be revoked
by the death or incapacity of the maker unless before the vote is taken or the authority granted is otherwise exercised, written notice of such death or incapacity is given to the corporation by the executor or administrator of the estate of such maker or by the fiduciary having control of the shares in respect of which the proxy was appointed;

				(6)	The presence of a shareholder at a meeting shall
not operate to revoke a writing appointing a proxy and such shareholder may only revoke his proxy by giving notice to the corporation in writing or in open meeting before any vote is taken.

	Section 8.	VOTING.  At any meeting of shareholders, each
shareholder of the corporation shall, except as otherwise provided by law or by the Articles of Incorporation or by these Regulations, be entitled to one vote in person or by proxy f or each share of the corporation registered in his name on the books of the corporation (1) on the date fixed pursuant to subparagraph (g) of Section 2 of Article IV of these Regulations as the record date for the determination of share holders entitled to vote at such meeting, notwithstanding the sale, or other disposal or transfer on the books of the corporation of such share or shares on or after the date so fixed, or (2) if no such record date shall have been fixed then at the date of such meeting.

		If notice in writing shall be given by any shareholder to the president or a vice president of a corporation not less than twenty-four hours before the time fixed for holding a meeting for the election of directors that he intends to cumulate his votes at such election, and if an announcement of the giving of such notice is made upon the convening of the meeting, each shareholder shall have the right to cumulate his shares and to give one candidate as many votes as the number of directors to be elected multiplied by the number of his shares equals, or to distribute them on the same principle among as many candidates as he sees fit.


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		Section 8A.  At each meeting of the shareholders two inspectors of elections shall be appointed by the Chairman, who shall receive and count the votes cast by the shareholders for the election of directors or for the decision of any question upon which the voting shall be by ballot, and shall make and present a written report thereof to the Chairman who shall announce the result. Such report signed by such inspectors shall be filed and preserved by the Secretary of the Company.

		Section 8B. Before every meeting of the shareholders the Secretary or the officer or agent of the Company having charge of the transfer of its stock shall, at least ten days prior to the date of such meeting, under oath prepare a complete list of the shareholders entitled to vote at such meeting, showing the number and classes of share held by each as shown by the stock book of the Company on the date fixed for closing the stock transfers before said meeting, or if no time be fixed therefor, then on the tenth day prior to the date of such meeting. Such list shall be delivered to the inspectors of elections of the meeting and shall be prima facie evidence of the ownership of the stock entitled to vote.

	Section 9.	FINANCIAL REPORTS.  At the annual meeting, or any other
meeting at which directors are to be elected, there shall be laid before the shareholders a statement of profit and loss and a balance sheet containing a summary of the assets and liabilities, a summary of profits earned, dividends paid, and other changes in the surplus account of the corporation, made up to date not more than four months before such meeting, from the date up to which the last preceding statement, account and balance sheet were made up.

	A certificate signed by the President or a Vice President and the Treasurer or an Assistant Treasurer, or a public accountant or firm of public accountants, shall be appended to such statement of profit and loss and balance sheet, stating that they are true and correct according to the books of the corporation, and that they exhibit a fair view of the state of the corporation's affairs according to its books.


ARTICLE III
DIRECTORS

	Section 1.	NUMBER OF DIRECTORS.  The Board of Directors of West
Ohio Gas Company shall consist of not less than five nor more than seven members, none of whom shall be required to be stockholders.

	Section 2.	ELECTION OF DIRECTORS.  Directors shall be elected at
the annual meeting of shareholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot whenever requested by any shareholder entitled to vote at such election;
but unless so requested, the election may be conducted in any manner approved at such meeting.

	At each meeting of shareholders for the election of directors the persons receiving the greatest number of votes shall be directors.



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	Section 3.	TERM OF OFFICE.  Directors elected during the year
1939, pursuant to the plan of reorganization of the Company, shall hold office for a term of three years from the date of their election and until the election and qualification of their successors. After the end of said initial three-year term, directors shall hold office until the annual meeting next succeeding their election, or until their successors are elected and qualified.

	Section 4.	VACANCIES.  Vacancies in the board of directors may be
filled by a majority vote of the remaining directors until an election to fill such vacancies is had. Shareholders entitled to elect directors shall have the right to fill any vacancy in the board (whether the same has been temporarily filled by the remaining directors or not) at any meeting of the shareholders called for that purpose, and any directors elected at any such meeting of shareholders shall serve until the next annual election of directors or until their successors are elected and qualified.


ARTICLE IV
POWERS AND MEETINGS OF THE BOARD OF DIRECTORS

	Section 1.	GENERAL POWERS OF BOARD.  The powers of the corporation
shall be exercised, its business and affairs conducted, and its property controlled by the board of directors, except as otherwise provided in the Articles of Incorporation, amendments thereto, or the General Corporation
Law.

	Section 2.	OTHER POWERS.  Without prejudice to the general powers
conferred by or implied in the last preceding section, the directors, acting as a board, shall have power

				(a)	To fix, define and limit the powers and duties of
all officers;

				(b)	To fix the salaries of all officers and the fees
to be paid directors and members of committees for attendance at meetings;

				(c)	To appoint, and at their discretion, with or
without cause, to remove, or suspend, such subordinate officers, assistants, managers agents and employees as the directors may from time to time think fit and to determine their duties and fix their compensation;

				(d)	To require any officer, agent or employee of the
corporation to furnish a bond for faithful performance in such amount and with such sureties as they may approve;

				(e)	To designate a depository or depositories of the
funds of the corporation and the officer or officers or other persons who shall be authorized to sign notes, checks, drafts, contracts, deeds, mortgages and other instruments on behalf of the corporation;

				(f)	To appoint and remove transfer agents and/or
registrars for the corporation's shares;



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				(g)	To fix a time not exceeding forty-five days
preceding the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of right, or (subject to contract rights with respect thereto) the date when any change or conversion or exchange of shares shall be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend distribution, or allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and, in such case, only the persons who are shareholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or to receive payment of such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid, or change of ownership of any shares either before or after such record date, and such persons shall conclusively be deemed to be the shareholders of the corporation on such record date notwithstanding notice or knowledge to the contrary; and the board of directors may close the books of the corporation against transfers of shares during the whole or any part of such period;

				(h)	To establish such rules and regulations respecting
the issuance and transfer of shares and certificates for shares as the board of directors may consider reasonable.


	Section 3.	MEETINGS OF THE BOARD.  A meeting of the board of
directors shall be held immediately following the adjournment of each shareholders' meeting at which directors are elected, and notice of such meeting need not be given.

	The board of directors may, by by-law or resolution, provide for other meetings of the board.

	Special meetings of the board of directors may be held at any time upon call of the President, a Vice President, or any two members of the board.

	Notice of any special meeting of the board of directors shall be mailed to each director, addressed to him at his residence or usual place of business, at least five days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be given personally or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof. Notice of any meeting of the board need not be given to any director, however, if waived by him in writing or by telegraph, cable, radio or wireless, whether before or after such meeting be held, or if he shall be present at such meeting; and any meeting of the board shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat.



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	All meetings of the board shall be held at the office of the corporation in the City of Lima, Ohio, unless otherwise specified in the notice thereof.

	Section 4.	QUORUM.  A majority of the board of directors shall
constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at the time and place appointed for any meeting of the board, a majority of those present may adjourn the meeting from time to time without notice other than by announcement at the meeting until a quorum shall be present.

	Section 5.	BY-LAWS.  The board of directors may adopt by-laws for
the government of its actions, consistent with the articles of incorporation and these Regulations.


ARTICLE V
COMMITTEES

		Section 1.	EXECUTIVE COMMITTEE.  The board of directors may
by resolution or resolutions passed by a majority of the whole board appoint an executive committee of three or more directors, the members of which shall be elected by the board of directors to serve during the pleasure of the board. Unless one of the members shall have been designated as Chairman by the board of directors, the executive committee shall elect a Chairman from its own number. Except as herein otherwise provided, the executive committee shall, during the intervals between the meetings of the board of directors, possess and may exercise all of the powers of the board of directors in the management of the business and affairs of the corporation. The executive committee shall keep full and fair records and accounts of its proceedings and transactions. All action by the executive committee shall be reported to the board of directors at its meeting next succeeding such action and shall be subject to control, revision, and alteration by the board of directors; provided that no rights of third persons shall be prejudicially affected thereby. Vacancies in the executive committee shall be filled by the board of directors, but during the temporary absence of a member of the executive committee, the remaining members of the executive committee may appoint a member of the board of directors to act in the place and with all the powers of such absent member.

	Section 2.	MEETINGS OF EXECUTIVE COMMITTEE.  Subject to the
provisions of these Regulations, the executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolution of the board of directors, and it shall also meet at the call of the President of the corporation or of any two members of the committee. Unless otherwise provided by such rules or by such resolutions, the provisions of Section 3 of Article IV relating to the notice required to be given of meetings of the board of directors shall also apply to meetings of the executive committee. A majority of the executive committee shall be necessary to constitute a quorum. The executive committee may act in writing, or by cable or by telegraph or by telephone with written


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confirmation, without a meeting, but no such action of the executive committee shall be effective unless concurred in by all the members of the committee.

	Section 3.	OTHER COMMITTEES.  The board of directors may by
resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the board of directors. The provisions of
Section 1 and Section 2 of this Article shall govern the appointment and action of such committees as far as consistent, unless otherwise provided by the board of directors. Vacancies in such committees shall be filled by the board of directors or as it may provide.


ARTICLE VI
OFFICERS

	Section 1.	GENERAL PROVISIONS.  The board of directors shall elect
a President, a Vice President, a Secretary and Treasurer, and in its discretion, a Chairman of the board of directors and additional Vice Presidents. The board of directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The President and the Chairman of the board shall be, but the other officers may or may not be, chosen from among the members of the board of directors. Any two or more of such offices, other than that of President and Vice President Secretary and Assistant
Secretary, or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

	Section 2.	TERM OF OFFICE.  The officers of the corporation shall
hold office during the pleasure of the board of directors, and unless sooner removed by the board of directors, until the organization meeting of the board of directors following the date of their election or until their successors are chosen and qualified.

	The board of directors may remove any officer at any time with or without cause, by a majority vote.

	A vacancy in any office, however created, shall be filled by the board of directors.


ARTICLE VII
DUTIES OF OFFICERS

	Section 1.	CHAIRMAN OF THE BOARD.  The Chairman of the board, if
one be elected, shall preside at all meetings of the board of directors and shall have such other powers and duties as may be prescribed by the board of directors.

	Section 2.	PRESIDENT.  The President shall be the active executive
officer of the corporation and shall exercise supervision over the business


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of the corporation and over its several officers, subject, however, to the control of the board of directors. He shall preside at all meetings of shareholders and, in the absence of, or if a Chairman of the board shall not have been elected, shall also preside at meetings of the board of directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, contracts, notes, and other instruments requiring his signature; and shall have all the powers and duties prescribed by the General Corporation Act and such others as the board of directors may from time to time assign to him.

	Section 3.	VICE PRESIDENTS.  The Vice Presidents shall perform
such duties as are given to them by these Regulations or as may from time to time be assigned to them by the board of directors or the President. At the request of the President, or in his absence or disability, the Vice President, designated by the President (or in the absence of such designation, the Vice President in the order fixed by the board) shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The authority of the Vice Presidents to sign in the name of the corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments, shall be coordinated with like authority of the President.

	Section 4.	SECRETARY.  The Secretary shall keep minutes of all the
proceedings of the shareholders and board of directors, and shall make proper record of the same, which shall be attested by him; sign all certificates for shares, and all deeds, mortgages, bonds, contracts, notes, and other instruments executed by the corporation requiring his signature;
give notice of meetings of shareholders and directors; produce on request at each meeting of shareholders for the election of directors a certified list of shareholders arranged in alphabetical order; keep such books as may be required by the board of directors, and file all reports to States, to the Federal Government, and to foreign countries; and perform such other and further duties as may from time to time be assigned to him by the board of directors or by the President; and upon the expiration of his term of office shall turn over to his successors or to the Board of Directors all property, books, papers and money of the corporation in his hands.

	Section 5.	TREASURER.  The Treasurer shall have general
supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the corporation, and shall do with the same as may from time to time be required by the board of directors He shall cause to be kept adequate and correct accounts of the business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital, and shares, together with such other accounts as may be required, and, upon the expiration of his term of office, shall turn over to his successor or to the board of directors all property, books, papers and money of the corporation in his hands; and he shall perform such other duties as from time to time may be assigned to him by the board of directors.




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	Section 6.	ASSISTANT AND SUBORDINATE OFFICERS.  The board of
directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the board of directors, and perform such duties as the board of directors may prescribe.

	The board of directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

	Section 7.	DUTIES OF OFFICERS MAY BE DELEGATED.  In the absence of
any officer of the corporation, or for any other reason the board of directors may deem sufficient, the board of directors may delegate, for the time being, the powers or duties, or any of them of such officer to any other officer, or to any director.


ARTICLE VIII
SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS

	Any contract, transaction or act of the corporation, or of the board of directors, or of any committee, or of any officer or director, which shall be authorized, approved or ratified at any annual meeting of shareholders, or at any special meeting called for such purpose, or consented to in writing, or otherwise by the holders of shares entitling them to exercise a majority of the voting power of the corporation shall be as valid and binding as though expressly authorized by the Articles of Incorporation and authorized, approved and ratified by every shareholder of the corporation and no director or officer shall be under any accountability or liability therefor or thereunder. A notice of any such meeting which states in general terms that contracts, acts or transactions are to be considered shall be sufficient without any specification of particular contracts, acts or transactions, provided, however, that any failure of the shareholders to authorize, approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to render the same invalid or to deprive the board of directors and the officers of their right to proceed therewith.

ARTICLE IX
CERTIFICATES FOR SHARES

	Section 1.	FORM AND EXECUTION.  Certificates for shares,
certifying the number of full paid shares owned, shall be issued to each shareholder in such form as shall be approved by the board of directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary; provided, however, that if such certificates are countersigned by a transfer agent and/or registrar, the signature of President, Vice President, Secretary or Assistant Secretary, and the seal of the corporation upon such certificates may be facsimiles, engraved, stamped or printed. If any officer or officers, who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers because of death, resignation or otherwise, before


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such certificate or certificates shall have been delivered by the corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of a transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be an officer or officers of the corporation.

	Such certificates for shares shall be transferable in person or by attorney, but, except as hereinafter provided in the case of lost, mutilated or destroyed certificates, no transfer of shares shall be entered upon the records of the corporation until the previous certificates, if any, given for the same, shall have been surrendered and canceled.

	Section 2.	LOST, MUTILATED, OR DESTROYED CERTIFICATES.  If any
certificate for shares is lost, mutilated or destroyed, the board of directors may authorize the issue of a new certificate in place thereof upon such terms and conditions as it may deem advisable. The board of directors in its discretion may refuse to issue such new certificate until the corporation has been indemnified to its satisfaction and until it is protected to its satisfaction by a final order or decree of a court of competent jurisdiction.

	Section 3.	REGISTERED SHAREHOLDERS.  A person in whose name shares
are of record on the books of the corporation shall conclusively be deemed the unqualified owner thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the corporation nor any transfer agent of the corporation shall be bound to recognize any equitable interest in or claim to such shares or the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.


ARTICLE X
FISCAL YEAR

	The fiscal year of the corporation shall end on the thirty-first day of December in each year, or on such other day as may be fixed from time to time by the board of directors.


ARTICLE XI
SEAL

The board of directors shall provide a suitable seal containing the name of the corporation. If deemed advisable by the board of directors, duplicate seals may be provided and kept for the purposes of the corporation.




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ARTICLE XII
CONTRACTS, CHECKS, NOTES, ETC.

All contracts, agreements and other instruments authorized by the board of directors, and all checks, drafts, notes, bonds, bills of exchange and orders for the payment of money shall unless otherwise directed by the board of directors, or unless otherwise required by law, be signed by any two of the following officers: President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary. The board of directors may, however, authorize any one of said officers to sign checks, drafts and orders for the payment of money singly and without necessity of countersignature, and may designate officers and employees of the corporation other than those named above, or different combinations of such officers and employees who may in the name of the corporation execute checks, drafts, and orders for the payment of money in its behalf.



ARTICLE XIII
INDEMNIFICATIONS

	Section 1.	Each person who at any time is, or shall have been a
director or officer of the Corporation, or serves or has served as a director, officer, fiduciary or other representative of another company, partnership, joint venture, trust association or other enterprise
(including any employee benefit plan), where such service was specifically requested by the Corporation in accordance with Section 4 below, or the established guidelines for participation in outside positions (such service hereinafter being referred to as "Outside Service"), and is threatened to be or is made a party to any threatened, pending, or completed claim, action, suit or proceeding, whether civil, criminal, administrative, or investigative ("Proceeding"), be reason of the fact that he is, or was, a director or officer of the Corporation or a director, officer, fiduciary or other representative of such other enterprise, shall be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement ("Loss") actually and reasonably incurred by him in connection with any such Proceeding to the full extent permitted under the General Corporation Law of the State of Ohio, as the same exists or may hereafter be amended, (but, in the case of any such amendment only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment). The corporation shall indemnify any person seeking indemnity in connection with any Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the Corporation. With respect to any Loss arising from Outside Service, the Corporation shall provide such indemnification only if and to the extent that (i) such other company, partnership, joint venture, trust, association or enterprise is not legally permitted or financially able to provide such indemnification, and (ii) such Loss is not paid pursuant to any insurance policy other than any insurance policy maintained by the Corporation.

	Section 2.	The right to be indemnified pursuant hereto shall
include the right to be paid by the Corporation for expenses including attorney's fees, incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, fiduciary or other representative, in which such director, officer, fiduciary or other representative agrees to repay all amounts so advanced if it should be determined ultimately that such director, officer, fiduciary or other representative is not entitled to be determined ultimately that such director, officer, fiduciary or other representative is not entitled to be indemnified under applicable law and includes such other undertakings as may be required under applicable law.

	Section 3.	The right to be indemnified or to the reimbursement or
advancement of expenses pursuant hereto shall in no way be exclusive of any other rights of indemnification or advancement to which any such director or officer, fiduciary or other representative may be entitled, under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, fiduciary or other representative and shall inure to the benefit of the heirs, executors and administrators of such person.

	Section 4.	Any person who is serving or has served as a director,
officer or fiduciary of (i) another corporation of which a majority of the share entitled to vote in the election of its directors is held by the Corporation at the time of such service, or (ii) any employee benefit plan of the Corporation or of any corporation referred to in clause (i) of this
Section 4, shall be deemed to be doing or have done so at the request of the Corporation.


ARTICLE XIV
AMENDMENTS

	This code of regulations may be amended or repealed at any meeting of the shareholders called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or, without a meeting, by the written consent of the holders of record of share entitling them to exercise two-thirds (2/3) of the voting power on such proposal.